UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2016

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14750 Dallas Parkway, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2016, SWK Funding LLC, a wholly-owned subsidiary of SWK Holdings Corporation (the “Company”), entered into a credit agreement pursuant to which SWK Funding provided to SBT Holdings, Inc., dba Keystone Dental (the "Borrower"), a term loan in the principal amount of $20,000,000. The loan matures on May 20, 2021. SWK Funding provided $17,500,000 at closing. The Borrower can draw down the remaining $2,500,000 of the credit facility at any time until March 15, 2017, if the Borrower achieves a certain revenue threshold, raises additional equity, and as long as it is in compliance with all covenants under the credit agreement.

The loan bears interest at the greater of (a) three month LIBOR and (b) 1.0%, plus a margin of 12.0%, payable in cash quarterly in arrears, beginning on August 15, 2016. The interest rate will be increased by 3.0% in the event of a default under the credit agreement. Interest and principal under the loan will be paid by a tiered revenue interest that is charged on quarterly net sales and royalties of the Borrower applied in the following priority: first, to the payment of all accrued but unpaid interest until paid in full; and second, beginning in May 2018, to the payment of all principal of the loans.

SWK Funding earned an origination fee at closing, and is entitled to an exit fee upon the maturity of the loan, both of which will be accreted to interest income over the term of the loan. In connection with the Loan, the Borrower also issued SWK Funding a warrant to purchase shares of preferred stock.

In the event of a change of control, a merger or a sale of all or substantially all of the Borrower’s assets, the loan shall be due and payable. SWK Funding will be entitled to certain additional payments in connection with repayments of the loan, both on maturity and in connection with a prepayment or partial prepayment. In addition, the Borrower must also make a mandatory prepayment in connection with the disposition of certain of its assets.

Pursuant to the terms of the credit agreement, Borrower and its subsidiaries entered into a guarantee granting SWK Funding a security interest in substantially all of their respective assets. The credit agreement contains certain affirmative and negative covenants. The obligations under the credit agreement to repay the loan may be accelerated upon the occurrence of an event of default under the credit agreement.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

10.1 - Credit Agreement, dated as of May 20, 2016, among SBT Holdings, Inc., SWK Funding LLC and the financial institutionsparty thereto from time to time as Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ WINSTON BLACK
Winston Black
Chief Executive Officer

Date: May 26, 2016

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Credit Agreement, dated as of May 20, 2016, among SBT Holdings, Inc., SWK Funding LLC and the financial institutions party thereto from time to time as Lenders.